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                                POWER OF ATTORNEY


         WHEREAS, Broadwing Communications Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes shortly to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, an annual report on Form 10-K for the year ended December 31, 1999; and

         WHEREAS, the undersigned is an officer and a director of the Company;

         NOW, THEREFORE, the undersigned hereby constitutes and appoints, Richard G. Ellenberger, Kevin W. Mooney and Thomas E. Taylor, and each of them singly, his attorneys for him and in his name, place and stead, and in his office and capacity in the Company, to execute and file such annual report on Form 10-K, and thereafter to execute and file any amendments or supplements thereto, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28th day of March, 2000.



                                               /s/ Richard G. Ellenberger
                                               --------------------------
                                               Richard G. Ellenberger
                                               Officer and Director


STATE OF OHIO              )
                           )  SS:
COUNTY OF HAMILTON         )


         On the 28th day of March, 2000, personally appeared before me Richard
G. Ellenberger, to me known and known to me to be the person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed and delivered the same for the purposes therein expressed.

         Witness my hand and official seal this 28th day of March, 2000.



                                               /s/ Susan McClarnon
                                               --------------------------
                                               Notary Public